EXHIBIT 99.1

Veritone Reports Financial Results for the Fourth Quarter and Full Year 2019

Q4 2019 SaaS Revenues Grew 22% Sequentially; Revenue Growth and Adjusted EBITDAS Improvement Exceeded Expectations

COSTA MESA, CA – March 4, 2020 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the fourth quarter and year ended December 31, 2019.

“The Veritone team delivered better than expected results in the fourth quarter of 2019, with strength in aiWARE SaaS and Advertising offsetting the normal seasonal softness in content licensing,” said Chad Steelberg, CEO and Chairman of Veritone. “The business realignment we implemented in November is already yielding streamlined product development and improved customer engagement, and our initiatives to improve margins, reduce costs and accelerate our path toward profitability are ahead of schedule and tracking to the high end of our expectations. We are off to a strong start in 2020, and our pipeline of new opportunities leads us to expect solid growth this year across all of our businesses.”

Ryan Steelberg, President of Veritone said, “In the fourth quarter, we posted record net revenues in both aiWARE SaaS and Advertising, which were up 18% to $2.9 million and up 9% to $6.5 million, respectively, on a year-over-year basis.  Our SaaS bookings continued to reach all-time highs, with several of our license agreements now extending over multiple years. Our Advertising business has continued its strong momentum so far in 2020, with a number of customer renewals and expansions in addition to new business, and we expect our recently launched VeriAds offering to accelerate the revenue growth and cash generation in this business throughout this year as it continues to develop.  In addition, we plan to continue to expand our content licensing business, both through increased licensing of our existing content libraries and the addition of new libraries.  We are pleased with our progress to date on our more streamlined and targeted approach to growing our business.  More than ever, we believe that our business realignment and recent enhancements to aiWARE will accelerate our long-term revenue growth and cash flow improvement.”

Fourth Quarter 2019 Financial Highlights:

●	Net revenues grew 14% to $12.4 million, compared with $10.9 million in Q4 of 2018.
●	aiWARE SaaS net revenues increased 22% sequentially and 18% year-over-year to a record $2.9 million.
●	Advertising net revenues reached a record $6.5 million, compared with $6.3 million in Q3 of 2019 and $6.0 million in Q4 of 2018.
●	Loss before income taxes decreased $1.5 million, and Adjusted EBITDAS loss decreased $1.6 million, compared with Q3 of 2019.
●	Cash and cash equivalents totaled $44.1 million at December 31, 2019.

Recent Business Highlights:

●	Recorded initial aiWARE SaaS revenues from the U.S. Department of Justice in Q4 of 2019, enabled by the Company’s FedRAMP authorization for its aiWARE Government platform.
●	Posted record aiWARE SaaS bookings in Q4 of 2019.
●	Received approved 2020 media plans from Advertising clients that would represent the highest annual level of ad spending in the Company’s history.
●	Signed a SaaS license agreement with Bell Media, covering the use of aiWARE by over 35 of their radio and television stations in Canada.
●	Accelerated engagement with Government, Legal & Compliance customers for the Company’s Identify, Redact and Illuminate applications, with over 50 active customers today.

Fourth Quarter 2019 Financial Results:

Net revenues were $12.4 million, compared with $10.9 million in the fourth quarter of 2018.  This was comprised of $2.9 million from aiWARE SaaS solutions, $3.1 million from aiWARE content licensing and media services, and $6.5 million from Advertising.

Operating expenses decreased 10% to $23.0 million, compared with $25.5 million in the fourth quarter of 2018, due to acquisition-related earnout and other expenses recorded in the prior year quarter and the savings associated with the cost reduction initiatives that were implemented in November 2019.

Loss from operations improved $3.4 million to $14.6 million, compared with $18.0 million in the fourth quarter of 2018.

Net loss totaled $14.9 million, or $0.61 per share, compared with $17.8 million, or $0.92 per share, in the fourth quarter of 2018.  Non-GAAP net loss was $8.1 million, or $0.33 per share, compared with $9.3 million, or $0.48 per share, in the fourth quarter of 2018.  The lower net loss was due primarily to the increase in net revenues and the impact of the operating expense reductions described above.

Adjusted EBITDAS, a non-GAAP financial measure, totaled a loss of $8.1 million, compared with a loss of $9.3 million in the fourth quarter of 2018, also reflecting the increase in net revenues and the positive impact of the Company’s cost reduction initiatives.

Cash: As of December 31, 2019, the Company had cash and cash equivalents of $44.1 million, including $15.0 million of cash received from Advertising clients for future payments to vendors, and no long-term debt. During the fourth quarter, the Company raised net proceeds of $6.8 million through the issuance of 2.4 million shares of its common stock under the ATM facility established in the second quarter of 2018.

Full Year 2019 Financial Results:

Net revenues were $49.6 million, compared with $27.0 million in 2018. 2019 net revenues were comprised of
$10.7 million from aiWARE SaaS solutions, $14.6 million from aiWARE content licensing and media services, and
$24.4 million from Advertising. The Company’s acquisitions in the third quarter of 2018 contributed $25.0 million of net revenues in 2019, compared with $7.0 million in 2018.  Excluding the impact of these acquisitions, aiWARE SaaS net revenues grew 47%, and Advertising net revenues grew 16%, compared with 2018.

Operating expenses were $96.4 million, compared with $82.6 million in 2018.  The increase was due primarily to the addition of approximately $8.7 million of operating expenses of the businesses acquired in the third quarter of 2018, approximately $5.2 million of additional stock-based compensation expense, and approximately $2.2 million of depreciation and amortization of intangibles linked to those acquisitions.  These increases were offset by reductions in professional fees, due primarily to fees incurred in connection with the 2018 acquisitions that did not recur, and in other costs.

Loss from operations was $64.1 million, compared with $62.0 million in 2018.

Net loss totaled $62.1 million, or $2.85 per share, compared with $61.1 million, or $3.48 per share, in 2018.  Non-GAAP net loss was $36.2 million, or $1.66 per share, compared with $39.0 million, or $2.22 per share, in 2018.

Adjusted EBITDAS, a non-GAAP financial measure, totaled a loss of $36.2 million, compared with a loss of $39.0 million for 2018.

Business Outlook:

For the first quarter ending March 31, 2020, management expects total net revenues to be in the range of $12.5 million to $12.9 million, driven by increases in the Company’s content licensing businesses, and expects non-GAAP net loss to be in the range of $7.6 million to $7.2 million.

Conference Call:

Veritone will hold a conference call today, March 4, 2020, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in to the conference call 5 to 10 minutes in advance.

Live audio webcast: investors.veritone.com

Domestic call number: 877-791-0151

International call number: 647-689-5650

Call ID: 5228914

If you have any difficulty connecting with the conference call, please contact LHA at 415-433-3777. A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. Additionally, a telephonic replay of the call will be available through March 18, 2020:

Replay number: 800-585-8367

International replay number: 416-621-4642

Replay ID: 5228914

About the Presentation of Supplemental Non-GAAP Financial Information
In this news release, the Company has supplemented its results and outlook for certain financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures:  “Non-GAAP net loss,” “Non-GAAP net loss per share,” and “Adjusted EBITDAS.” Non-GAAP net loss is the company’s net loss, adjusted to exclude provision for (benefit from) income taxes, depreciation, amortization, and stock-based compensation expenses, and certain acquisition, integration, severance and financing-related costs.  Adjusted EBITDAS is defined as earnings before provision for (benefit from) income taxes, interest expense, depreciation, amortization and stock-based compensation expenses, adjusted to exclude certain acquisition, integration, severance and financing-related costs. Adjusted EBITDAS should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Non-GAAP net loss and Adjusted EBITDAS are detailed in the reconciliations included following the financial statements attached to this news release. Other companies (including the Company’s competitors) may define Non-GAAP net loss and/or Adjusted EBITDAS differently.

In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other income, net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the applicable GAAP measures.

The Company presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. These non-GAAP measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

About Veritone

Veritone (Nasdaq: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The company’s proprietary operating system, aiWARE™, orchestrates an expanding ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. aiWARE can be deployed in a number of environments and configurations to meet customers’ needs. Its open architecture enables customers in the media and entertainment and government, legal and compliance sectors to easily deploy applications that leverage the power of AI to dramatically improve operational efficiency and effectiveness. Veritone is headquartered in Costa Mesa, California, with offices in Denver, London, New York, San Diego and Seattle. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectation that the results of its cost reduction initiatives are tracking to the high end of its expectations; its expectation of solid year-over-year growth in 2020 across all of the Company’s businesses; the Company’s expectation that its VeriAds offering will increasingly accelerate revenue growth and cash generation in its Advertising business throughout 2020; its expectation of continuing to expand its content licensing business; the Company’s belief that its business realignment and recent enhancements to aiWARE will accelerate the Company’s long-term revenue growth and cash flow improvement; the Company’s belief that its approved 2020 media plans would represent the highest level of ad spending in the Company’s history; and the Company’s expected total net revenues and Non-GAAP net loss in the first quarter of 2020. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant cognitive engines and applications; the Company’s ability to successfully identify and integrate such additional third-party cognitive engines and applications onto its aiWARE operating system, and to continue to be able to access and utilize such engines and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA, SVP, Corporate Development & Investor Relations
Veritone, Inc. (949) 386-4318 investors@veritone.com

Investor Relations Contact:

Kirsten Chapman, LHA Investor Relations (415) 433-3777 veri@lhai.com

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	December 31,	December 31,
	2019	2018
ASSETS

Cash and cash equivalents	$44,065	$37,539
Marketable securities	-	13,565
Accounts receivable, net	21,352	29,142
Expenditures billable to clients	10,286	2,695
Prepaid expenses and other current assets	5,409	3,579
Total current assets	81,112	86,520

Long-term restricted cash	1,170	1,237
Property, equipment and improvements, net	3,214	4,008
Intangible assets, net	16,126	20,480
Goodwill	6,904	5,509
Total assets	$108,526	$117,754

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$16,996	$28,714
Accrued media payments	16,551	7,416
Client advances	19,193	9,639
Accrued compensation	2,486	6,570
Other accrued liabilities	4,510	3,746
Total current liabilities	59,736	56,085
Other liabilities	1,379	1,386
Total liabilities	61,115	57,471
Total stockholders' equity	47,411	60,283
Total liabilities and stockholders' equity	$108,526	$117,754

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net revenues	$12,448	$10,946	$49,648	$27,047
Cost of revenues	4,098	3,525	17,289	6,479
Gross profit	8,350	7,421	32,359	20,568
	67.1%	67.8%	65.2%	76.0%
Operating expenses:
Sales and marketing	6,115	6,994	25,305	22,470
Research and development	4,782	7,203	23,801	22,095
General and administrative	12,084	11,266	47,324	37,993
Total operating expenses	22,981	25,463	96,430	82,558
Loss from operations	(14,631)	(18,042)	(64,071)	(61,990)
Other income, net	95	263	541	908
Loss before provision for (benefit from) income taxes	(14,536)	(17,779)	(63,530)	(61,082)
Provision for (benefit from) income taxes	348	5	(1,452)	22
Net loss	$(14,884)	$(17,784)	$(62,078)	$(61,104)
Net loss per share:
Basic and diluted	$(0.61)	$(0.92)	$(2.85)	$(3.48)
Weighted average shares outstanding:
Basic and diluted	24,514,128	19,249,773	21,797,714	17,572,938
Comprehensive loss:
Net loss	$(14,884)	$(17,784)	$(62,078)	$(61,104)
Unrealized gain on marketable securities, net of income taxes	-	32	48	86
Foreign currency translation (loss) gain, net of income taxes	(93)	26	(93)	50
Total comprehensive loss	$(14,977)	$(17,726)	$(62,123)	$(60,968)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Year Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(62,078)	$(61,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,947	3,701
Deferred income taxes, net	(1,483)	-
Costs of warrants issued	-	207
Change in fair value of warrant liability	(16)	(184)
Provision for doubtful accounts	51	27
Stock-based compensation expense	20,657	15,493
Changes in assets and liabilities:
Accounts receivable	7,739	(15,531)
Expenditures billable to clients	(7,591)	1,468
Prepaid expenses and other current assets	(1,313)	(137)
Accounts payable	(11,718)	13,148
Accrued media payments	9,135	1,417
Client advances	9,554	6,162
Other accrued liabilities	1,006	(7,823)
Other liabilities	(7)	1,386
Net cash used in operating activities	(30,117)	(41,770)

Cash flows from investing activities:
Proceeds from sales of marketable securities	13,614	26,000
Capital expenditures	(293)	(3,718)
Intangible assets acquired	(477)	(570)
Acquisition of businesses, net of cash acquired	(883)	(5,783)
Net cash provided by investing activities	11,961	15,929

Cash flows from financing activities:
Proceeds from common stock offerings, net	23,851	32,770
Proceeds from issuances of stock under employee stock plans, net	764	1,522
Net cash provided by financing activities	24,615	34,292

Net increase in cash and cash equivalents and restricted cash	6,459	8,451
Cash and cash equivalents and restricted cash, beginning of period	38,776	30,325
Cash and cash equivalents and restricted cash, end of period	$45,235	$38,776

VERITONE, INC.
NET REVENUES DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Advertising	$6,517	$5,986	$24,364	$17,146
aiWARE Content Licensing and Media Services	3,059	2,534	14,631	3,943
aiWARE SaaS Solutions	2,872	2,426	10,653	5,958
Net revenues	$12,448	$10,946	$49,648	$27,047

VERITONE, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDAS LOSS TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(14,884)	$(17,784)	$(62,078)	$(61,104)
Provision for (benefit from) income taxes	348	5	(1,452)	22
Depreciation and amortization	1,605	2,318	5,947	3,701
Stock-based compensation expense	4,608	4,698	19,402	14,383
Issuance of warrants	-	-	-	207
Change in fair value of warrant liability	(9)	(91)	(16)	(184)
Costs related to unsolicited acquisition proposal	-	116	-	116
Machine Box contingent payments	-	1,041	1,600	1,386
Performance Bridge earn-out fair value adjustment	-	-	139	-
Acquisition and integration-related costs	-	407	-	2,427
Business realignment severance expense	279	-	279	-
Adjusted EBITDAS	$(8,053)	$(9,290)	$(36,179)	$(39,046)

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
Three Months Ending
March 31, 2020
Net loss	($14.0) to ($13.6)
Provision for income taxes	—
Depreciation and amortization	1.6
Stock-based compensation expense	4.8
Non-GAAP net loss	($7.6) to ($7.2)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
GAAP gross profit	$8,350	$7,421	$32,359	$20,568
Depreciation and amortization	562	792	2,028	920
Non-GAAP gross profit	8,912	8,213	34,387	21,488

GAAP sales and marketing expenses	6,115	6,994	25,305	22,470
Depreciation and amortization	(528)	(949)	(1,798)	(967)
Stock-based compensation expense	(240)	(204)	(1,035)	(1,018)
Business realignment severance expense	(72)	—	(72)	—
Non-GAAP sales and marketing expenses	5,275	5,841	22,400	20,485

GAAP research and development expenses	4,782	7,203	23,801	22,095
Depreciation and amortization	(257)	(298)	(1,016)	(1,076)
Stock-based compensation expense	(230)	(274)	(1,294)	(1,168)
Machine Box contingent payments	—	(1,041)	(1,600)	(1,386)
Business realignment severance expense	(142)	—	(142)	—
Non-GAAP research and development expenses	4,153	5,590	19,749	18,465

GAAP general and administrative expenses	12,084	11,266	47,324	37,993
Depreciation and amortization	(258)	(279)	(1,105)	(738)
Stock-based compensation expense	(4,138)	(4,220)	(17,073)	(12,197)
Issuance of warrants	—	—	—	(207)
Costs related to unsolicited acquisition proposal	—	(116)	—	(116)
Performance Bridge earn-out fair value adjustment	—	—	(139)	—
Acquisition and integration-related costs	—	(407)	—	(2,427)
Business realignment severance expense	(65)	—	(65)	—
Non-GAAP general and administrative expenses	7,623	6,244	28,942	22,308

GAAP loss from operations	(14,631)	(18,042)	(64,071)	(61,990)
Total non-GAAP adjustments (1)	6,492	8,580	27,367	22,220
Non-GAAP loss from operations	(8,139)	(9,462)	(36,704)	(39,770)

GAAP other income, net	95	263	541	908
Change in fair value of warrant liability	(9)	(91)	(16)	(184)
Non-GAAP other income, net	86	172	525	724

GAAP loss before income taxes	(14,536)	(17,779)	(63,530)	(61,082)
Total non-GAAP adjustments (1)	6,483	8,489	27,351	22,036
Non-GAAP loss before income taxes	(8,053)	(9,290)	(36,179)	(39,046)

Income tax provision (benefit)	348	5	(1,452)	22

GAAP net loss	(14,884)	(17,784)	(62,078)	(61,104)
Total non-GAAP adjustments (1)	6,831	8,494	25,899	22,058
Non-GAAP net loss	$(8,053)	$(9,290)	$(36,179)	$(39,046)

Shares used in computing non-GAAP basic and diluted net loss per share	24,514	19,250	21,798	17,573
Non-GAAP basic and diluted net loss per share	$(0.33)	$(0.48)	$(1.66)	$(2.22)

1 Adjustments are comprised of the adjustments to GAAP gross profit, sales and marketing expenses, research and development expenses and general and administrative expenses and other income, net (where applicable) listed above.

VERITONE, INC.
KEY PERFORMANCE INDICATORS (KPI's) (UNAUDITED)

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2018	2018	2018	2018	2019	2019	2019	2019
Advertising
Net new advertising clients added during quarter	14	14	10	14	14	21	11	15
Clients with active advertising campaigns during quarter	60	74	78	115	107	108	111	108
Average advertising spend per active client during quarter (in 000's)	$490	$425	$540	$478	$486	$497	$505	$567
Net revenue during quarter (in 000's)	$3,121	$3,308	$4,730	$5,986	$5,714	$5,842	$6,291	$6,517

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,
	2018	2018	2018	2018	2019	2019	2019	2019
aiWARE SaaS Solutions
Total customers at quarter end	70	86	93	123	129	136	153	172
Total accounts on platform at quarter end	591	625	634	840	911	941	980	1,069
Active third-party cognitive engines at quarter end	184	214	252	287	343	357	401	403
Hours of data processed during quarter	2,805,000	2,729,000	2,830,000	3,566,000	4,061,000	4,015,000	3,606,000	3,773,000
Total contract value of new bookings received during quarter (in 000's)	$237	$583	$226	$1,196	$1,316	$1,362	$1,384	$2,522
Monthly recurring revenue under agreements in effect at quarter end (in 000's)	$169	$214	$191	$544	$494	$545	$547	$568
Net revenue during quarter (in 000's)	$1,267	$860	$1,406	$2,426	$2,754	$2,677	$2,350	$2,872

1 The results of Performance Bridge are included in the results for each KPI for the Company’s Advertising business for the five most recent full quarters.  In addition, Performance Bridge’s net revenues are included for the portion of the third quarter of 2018 following the closing date of that acquisition.

2 The results related to Wazee Digital and Machine Box offerings are included in the results for the following KPIs for the Company’s aiWARE SaaS Solutions business for the five most recent full quarters: (i) total number of customers, (ii) total accounts on the platform, (iii) total contract value of new bookings, (iv) monthly recurring revenue under active agreements, and (v) net revenues. In addition, net revenues from the Wazee Digital and Machine Box offerings are included for the portion of the third quarter of 2018 following the closing dates of those acquisitions.